EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-171183) and S-8 (File Nos. 033-55501, 333-27211, 333-78935, 333-89977, 333-91354, 333-106802, 333-126076, 333-138152, 333-106803, 333-149991, 333-151967, 333-152604, 333-152605, 333-152606 and 333-164951) of The Kroger Co. of our report dated March 29, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 29, 2011